SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 Current Report



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 17, 1996



                               RYDER SYSTEM, INC.
             (Exact name of registrant as specified in its charter)


         Florida                       1-4364                   59-0739250
(State or other jurisdiction         (Commission               (IRS Employer
         of Incorporation)           File Number)           Identification No.)


3600 N. W. 82nd Avenue, Miami, Florida                              33166
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:   (305) 500-3726

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                  (1) Introduction to Ryder System, Inc. and Subsidiaries Pro Forma Consolidated Condensed Financial Information.

                  (2) Ryder System, Inc. and Subsidiaries Pro Forma Consolidated Condensed Statement of Operations for the Year Ended December 31, 1996.

                  (3) Notes to Ryder System, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Condensed Financial Information.

INTRODUCTION TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

On October 17, 1996, a subsidiary of the Company completed the sale of its consumer truck rental business unit to a consortium of investors led by Questor Partners Fund, L.P. ("Questor"). The purchase price of the transaction was $574 million and was determined by negotiations between the Company and Questor.

The unaudited Pro Forma Consolidated Condensed Statement of Operations of Ryder System, Inc. and subsidiaries for the year ended December 31, 1996, presents the Company's results of operations before extraordinary item, assuming that the transactions resulting from the sale, including the use of proceeds, had occurred on January 1, 1996, and, in the opinion of management, include all material adjustments necessary to restate the Company's historical results. The adjustments required to reflect such assumptions are set forth in the "Pro Forma Adjustments" column.

The historical amounts are derived from the historical financial statements of Ryder System, Inc. and subsidiaries. The unaudited Pro Forma Consolidated Condensed Financial Information of the Company should be read in conjunction with the historical financial statements and related notes of the Company included in the most recent annual report previously filed with the Commission, copies of which are available from the Company. The pro forma information presented is for informational purposes only and may not necessarily reflect the results of operations which would have occurred had the sale of the consumer truck rental business been consummated at the beginning of the financial period presented, nor is the pro forma information intended to be indicative of future results of operations of the Company.

Traditionally, the consumer truck rental business is seasonal with generally higher levels of demand during the summer months. Accordingly, the results of the consumer truck rental business through October 16, 1996 may not be indicative of anticipated full year 1996 results.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                                      PRO FORMA
                                         HISTORICAL  ADJUSTMENTS      PRO FORMA
--------------------------------------------------------------------------------
REVENUE                                $  5,519,415     (380,813) (a) 5,138,602
--------------------------------------------------------------------------------
Operating expense                         4,641,528     (266,009) (a) 4,375,519
Depreciation expense, net of gains          713,344      (76,757) (a)   636,587
Interest expense                            206,607       (9,700) (b)   196,907
Miscellaneous income                        (24,441)         652  (a)
                                                          (8,300) (c)   (32,089)
--------------------------------------------------------------------------------
                                          5,537,038     (360,114)     5,176,924
--------------------------------------------------------------------------------
  Loss before income taxes and
     extraordinary item                     (17,623)     (20,699)       (38,322)
Provision for income taxes                   13,664       (7,239) (a)
                                                          (1,000) (d)     5,425
--------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM         $    (31,287)     (12,460)       (43,747)
================================================================================
LOSS PER COMMON SHARE BEFORE
     EXTRAORDINARY ITEM                $      (0.39)                      (0.58)
--------------------------------------------------------------------------------
Average common and common
  equivalent shares                          81,263       (5,713) (e)    75,550
================================================================================

See accompanying notes to the unaudited pro forma consolidated condensed financial information.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL INFORMATION

Note 1 -

On October 17, 1996, the Company sold substantially all the assets and certain liabilities of its consumer truck rental business to Questor Partners Fund, L.P. and certain other investors for $574 million in cash, resulting in an after tax gain of $15.1 million (net of applicable income taxes of $9.9 million), which is included in miscellaneous income.

Pursuant to the terms of the sales agreement, the Company gave the buyer a royalty-free license to use the Ryder trademark and color scheme, subject to certain restrictions, for a total of 10 years (with required modifications to the trademark after five years). The Company and the buyer have also entered into service agreements for various periods of time ranging from two to five years, with options for extensions for certain of the agreements. Under the agreements, the Company will continue to provide various services to the buyer including vehicle maintenance, claims processing, management information systems and other administrative services. In addition, certain Company branch locations will continue to act as consumer truck rental dealers and the Company will continue to assist in the disposition of the buyer's used vehicles through its sales network. Rates agreed upon for the various services are considered reasonable based on market rates.

The accompanying unaudited pro forma consolidated condensed financial information reflects all adjustments, in the opinion of management, which are necessary to fairly present the results of operations of the Company. The information does not include certain disclosures required under generally accepted accounting principles and, therefore should be read in conjunction with the financial statements and notes thereto included in the Company's most recent annual report filed with the Commission.

Note 2 -

The pro forma adjustments to the accompanying consolidated condensed financial information are described below:

(a) To deconsolidate the results of the operations of the consumer truck rental business, net of certain intercompany adjustments (in millions) as follows:

                                                          FOR THE PERIOD
                                                      FROM JANUARY 1, 1996 TO
                                                         OCTOBER 16, 1996
                                                      -----------------------

     Charges for maintenance services provided                $47.1
     Allocated interest                                        20.4
     Commissions earned as rental dealer                        7.4
     Charges for vehicle disposition services                   4.8

(b) To reduce interest expense due to the reduction of debt from cash flows generated from the sale.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL INFORMATION
                                   (CONTINUED)

(c) To increase miscellaneous income as a result of a reduction in the level of receivables sold (at a discount) due to cash being available from the sale (and assumed to be used in lieu of selling receivables).

(d) To reflect the income tax benefit associated with the pro forma adjustments to the statement of operations.

(e) To reflect the use of proceeds from the sale to repurchase up to 6 million common shares in the open market. The pro forma amount is net of actual shares repurchased during the period.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: March 28, 1997



                            RYDER SYSTEM, INC.



                            By: /S/ EDWARD R. HENDERSON
                              ---------------------------------------------
                                Name:    Edward R. Henderson
                                Title:   Associate General Counsel
                                          and Assistant Secretary